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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Pursuant to §240.14a-12
Tab Products Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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935 Lakeview Parkway
Suite 195
Vernon Hills, IL 60061
 tel. (847) 968-5400
 fax. (847) 968-5450
www.tab.com

FOR IMMEDIATE RELEASE

    For additional information, contact:
    Donald J. Hotz
    Chief Financial Officer
    TAB Products Co.
    (847) 968-2433

TAB PRODUCTS CO. REPORTS PRELIMINARY EARNINGS
BETTER THAN FORECAST AND ANNOUNCES STOCK
REPURCHASE PROGRAM

Vernon Hills, IL, September 17, 2001—TAB Products Co. (AMEX:TBP) today reported a preliminary fiscal first quarter 2002 net loss of $.15 per share compared to the $.17 to $.20 cents per share loss projected in the Form 8-K issued June 20, 2001 describing the Company's turnaround plan. The improved results were achieved despite additional expenses of $0.4 million ($.05 per share after tax) related to the proxy contest initiated by Thaddeus Jaroszewicz that were not expected at the time of the Form 8-K filing. Preliminary 2002 revenues of $28.5 million in the first quarter were slightly lower than the $29.0 million in the June projection. The first quarter loss is substantially smaller than the restated net loss of $.60 per share in the same period of fiscal 2001. First quarter revenue was $1.7 million or 5.7% below the same period of fiscal 2001. Cash and short-term investments at August 31, 2001 were approximately $12.0 million, 36% higher than the $8.8 million balance at the end of May.

The Company also announced that its Board of Directors authorized management to make discretionary repurchases of up to 10% of TAB's outstanding common stock during the next twelve months at market prices. TAB had 5,196,638 common shares outstanding as of August 31, 2001.

"Given our net tangible book value of $7.27 as of May 31, 2001, the end of our fiscal year, TAB's Board of Directors, which was recently enlarged to include two significant stockholders, believes the Company's shares are significantly undervalued at today's market price. In view of our improved financial performance over the last six months and our current and anticipated cash requirements, we believe stock repurchases are in the best interests of all TAB stockholders," said Hans Wolf, TAB's Board Chairman.

"This is the second consecutive quarter we have significantly improved financial performance over the prior period," stated Gary Ampulski, TAB's president and CEO. "Despite the negative earnings impact of the proxy contest, we are still ahead of our commitment to reach breakeven for fiscal year 2002 as communicated in the Company's turnaround plan. Our increased cash and reduced losses demonstrate that the financial turnaround of the Company is well underway. We appreciate the Board's confidence in management, in the turnaround plan, and in the resiliency of the US economy reflected in its authorization to buy back up to 10% of our stock."

The Company will report final results for the first quarter of fiscal year 2002 after the close of business on Thursday, September 20, 2001 and will hold a conference call to discuss results at 1:00 pm (CDT) on Friday, September 21, 2001. You may participate by calling (800) 749-1254 and referencing conference ID #1867399 prior to the scheduled call time.

TAB Products Co. is a leading document management company specializing in the re-engineering of the records management process. The Company provides efficient solutions that enable its customers to better organize, control and find their critical documents. TAB leverages its knowledge of paper-based systems with expertise in emerging digital document management technologies. Currently headquartered in Vernon Hills, Illinois, TAB employs over 800 people with offices in the United States, Canada, Europe and Australia. With over 50 years of experience in document management, TAB serves customers in a variety of industries including Finance, Healthcare, Government and Insurance. Additional information can be found at www.tab.com.

The information contained in this press release includes forward-looking statements and financial projections that involve risks and uncertainties. You can identify forward-looking statements by terminology such as "may", "intends", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "forecasts", "projections", "potential", or "continue", or the negative of these terms and other comparable terminology. These statements and financial projections are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements and financial projections as a result of a number of factors, including fluctuations in demand or market acceptance for the Company's products and services, changes in current economic conditions, availability and retention of qualified sales personnel, unanticipated increases in the cost of product components, our ability to use manufacturing assets efficiently, inability to attain forecasted cost reductions, pricing trends, increased competition, product mix, availability of product components, and the risk factors described in Tab's periodic filings with the Securities and Exchange Commission. Tab is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements or financial projections whether as a result of new information, future events or otherwise. Before making an investment decision concerning Tab securities, you should take into account that the occurrence of the events described in Tab's risk factors, as set forth in Tab's periodic filings with the Securities and Exchange Commission, could harm its business, operating results, and financial condition.

Additional Information:

    YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT OF TAB PRODUCTS CO. FOR ITS 2001 ANNUAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other related documents filed by Tab at the SEC's website at www.sec.gov or at the SEC's public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The definitive proxy statement and other related documents may also be obtained from Tab by contacting Tab Products Co., Attention: Corporate Secretary, 935 Lakeview Parkway, Suite 195, Vernon Hills, IL 60061-1442. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definite proxy statement filed with the SEC on Schedule 14A by Tab Products Co. on September 17, 2001.

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TAB PRODUCTS CO. REPORTS PRELIMINARY EARNINGS BETTER THAN FORECAST AND ANNOUNCES STOCK REPURCHASE PROGRAM